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                                                                   EXHIBIT 10.2


                              DEFINITIVE AGREEMENT

                                 by and between

                          PRODIGY SERVICES CORPORATION

                               as the "Company,"

                                      and

                            SPLITROCK SERVICES, INC.

                                 as "Provider"

                              Dated: June 24, 1997







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                               TABLE OF CONTENTS

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[TABLE OF CONTENTS PAGE NUMBERING TO BE UPDATED]

ARTICLE I DEFINITIONS ........................................................................................-1-
      1.1   Defined Terms ....................................................................................-1-

ARTICLE II TRANSFER OF ASSETS.................................................................................-2-

ARTICLE III CLOSING...........................................................................................-3-
      3.1   Closing...........................................................................................-3-
      3.2   Documents to be Delivered.........................................................................-3-

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
COMPANY.......................................................................................................-3-
      4.1   Organization of Company and Authority.............................................................-3-
      4.2   Absence of Certain Changes or Events .............................................................-3-
      4.3   Title to Assets and Value of Assets...............................................................-4-
      4.4   No Conflict or Violation .........................................................................-4-
      4.5   Financial Statements .............................................................................-4-
      4.6   Litigation........................................................................................-5-
      4.7   Liabilities ......................................................................................-5-
      4.8   Compliance with Law ..............................................................................-5-
      4.9   Proprietary Rights ...............................................................................-5-
      4.10  Employee Matters..................................................................................-5-
      4.11  Employee Benefit Plans............................................................................-7-
      4.12  Consents and Approvals............................................................................-7-
      4.13  No Brokers .......................................................................................-7-
      4.14  No Other Agreements to Sell the Assets Of Company.................................................-7-
      4.15  Environmental and Safety Matters..................................................................-7-

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PROVIDER..........................................................-7-
      5.1   Organization of Provider .........................................................................-8-
      5.2   Authorization ....................................................................................-8-
      5.3   Consents and Approvals ...........................................................................-8-
      5.4   No Brokers .......................................................................................-8-
      5.5   No Conflict or Violation..........................................................................-8-
      5.6   Litigation .......................................................................................-8-

ARTICLE VI ACTIONS BY COMPANY AND PROVIDER PRIOR TO THE CLOSING...............................................-8-
      6.1   Investigation by Provider.........................................................................-8-
      6.2   Consents and Reasonable Commercial Efforts........................................................-9-
      6.3   Notification of Certain Matters...................................................................-9-
      6.4   No Mergers, Consolidations, Sale of Assets, Etc...................................................-9-
      6.5   Hiring Employees .................................................................................-9-
      6.6   Employee Matters .................................................................................-9-
      6.7   Business Operations .............................................................................-10-

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
ARTICLE VII CONDITIONS TO COMPANY'S OBLIGATIONS..............................................................-10-
      7.1   Representations, Warranties and Covenants........................................................-10-
      7.2   Consents.........................................................................................-10-
      7.3   No Governmental Proceedings or Litigation .......................................................-10-
      7.4   Due Diligence Review ............................................................................-11-
      7.5   Certificates ....................................................................................-11-
      7.6   Full Service Agreement and Transition Services Agreement.........................................-11-

ARTICLE VIII CONDITIONS TO PROVIDER'S OBLIGATIONS............................................................-11-
      8.1   Representations, Warranties and Covenants .......................................................-11-
      8.2   Consents ........................................................................................-11-
      8.3   Opinion .........................................................................................-11-
      8.4   No Material Adverse Change.......................................................................-11-
      8.5   Due Diligence Review ............................................................................-11-
      8.6   No Governmental Proceeding or Litigation ........................................................-11-
      8.7   Employee Compensation and Benefits ..............................................................-12-
      8.8   System Verification .............................................................................-12-
      8.9   Supplier Verification ...........................................................................-12-
      8.10  Full Service Agreement and Transition Services Agreement.........................................-12-
      8.11  Certificates.....................................................................................-12-
      8.12  Bill of Sale.....................................................................................-12-

ARTICLE IX ACTIONS BY COMPANY AND PROVIDER AFTER THE CLOSING.................................................-12-
      9.1   Books and Records ...............................................................................-12-
      9.2   Further Assurances ..............................................................................-12-
      9.3   Solicitation of Employees .......................................................................-12-

ARTICLE X INDEMNIFICATION....................................................................................-13-
     10.1   Survival of Representations, Etc.................................................................-13-
     10.2   Indemnification .................................................................................-13-
     10.3   Indemnification Procedures ......................................................................-13-

ARTICLE XI MISCELLANEOUS.....................................................................................-14-
     11.1   Termination .....................................................................................-14-
     11.2   Assignment ......................................................................................-14-
     11.3   Notices .........................................................................................-14-
     11.4   Choice of Law ...................................................................................-15-
     11.5   Entire Agreement: Amendments and Waivers.........................................................-15-
     11.6   Counterparts.....................................................................................-15-
     11.7   Invalidity.......................................................................................-15-
     11.8   Headings.........................................................................................-15-
     11.9   Expenses ........................................................................................-16-
     11.10  LIMITATION OF REMEDIES...........................................................................-16-
     11.11  Publicity........................................................................................-16-
     11.12  Confidential Information.........................................................................-16-


Exhibit A                   Form of Full Service Agreement

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Exhibit B          Form of Transition Services Agreement
Exhibit C          Form of Sublease
Exhibit D          Form of Conveyance and Assignment Agreement

Schedules

                   1.1(a) Fixtures, Equipment and Facilities
                   1.1(b) Network Assets
                   2 Leases
                   3 Transfer of Possession of Assets
                   4.2(a) Absence of Certain Changes or Events
                   4.3 Title to Assets
                   4.4 No Conflict or Violation
                   4.5 Financial Statement
                   4.6 Litigation
                   4.7 Liabilities
                   4.10 (a)Cash Compensation
                   4.10 (b)Compensation Plans
                   4.10 (c)Employment and Independent Contractor Agreements
                   4.10 (d)Employee Policies and Procedures
                   4.10 (e)Unwritten Amendments
                   4.10 (f)Labor Compliance
                   4.11 (a)Employee Benefit Plans
                   4.11 (c)Retirees

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                              DEFINITIVE AGREEMENT

     This Definitive Agreement ("Agreement"), effective as of June 24, 1997, is by and between PRODIGY SERVICES CORPORATION, a Delaware corporation (the "Company"), and SPLITROCK SERVICES, INC., a Texas corporation ("Provider").

                                    RECITALS

     WHEREAS, Company wishes to enter into arrangements with providers of network services, and Provider can provide the services required by Company;

     WHEREAS, Company and Provider intend to enter into a full services agreement pursuant to which Provider will provide certain network services to Company ("Full Service Agreement");

     WHEREAS, Company owns certain assets which are necessary to the implementation and operation of the services to be provided by Provider under the Full Service Agreement and which will no longer be required by Company upon its execution of the Full Service Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms. As used herein, the term below shall have the following meanings:

               "Assets" shall mean the Network Assets and the Fixtures, Equipment and Facilities (as hereinafter defined).

               "Closing" and "Closing Date" shall mean July 1, 1997.

               "Effective Date" shall mean June 24, 1997.

               "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties.

               "Financial Statements" shall mean the draft of audited consolidated balance sheet as of December 31, 1996 and the audited consolidated statements of income, cash flows and stockholders' (deficit) equity for the year ended December 31, 1996 of Prodigy, Inc. together with the notes thereto prepared by Coopers & Lybrand L.L.P. attached hereto as Schedule 4.5.

               "Fixtures, Equipment and Facilities" shall mean all of the furniture, fixtures, furnishings, accessories, computer hardware and software, machinery and equipment owned by Company (regardless

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of location) which is being used by the Personnel (as hereinafter defined) to perform their duties, which assets are listed on Schedule 1.1(a) attached hereto. Specifically excluded from this transaction are desktop and laptop personal computers, furniture, fixtures and leasehold improvements, which otherwise may be used by the Personnel to perform their duties.

               "Full Service Agreement" shall mean that Full Service Agreement referenced in the recitals herein, a form of which is attached hereto as Exhibit A.

               "Network Assets" shall mean those certain tangible assets owned or leased by the Company that are used by Company in providing network services to its current United States subscribers and all communications equipment which is directly linked to providing such network services, which assets include without limitation, related warranty information, maintenance information, and operating manuals, and which could be used by Provider to perform the Full Service Agreement and which are set forth in Schedule 1.1(b) hereof, but shall exclude: any owned, leased or licensed real property interests; all leased or licensed personal property interests other than as set forth in Schedule 1.1(b); all assets relating to the directory machines; all assets relating to the ISP referral servers; and all assets relating to Company's wide area access (800# call option) plans.

               "Network Business" shall mean that portion of Company's business that relates to providing network services to the Company's subscribers, which services Provider will perform pursuant to the terms and conditions of the Full Service Agreement.

               "Permitted Encumbrances" shall mean the encumbrances to title set forth on Schedule 4.3 hereof.

               "Personnel" shall mean those certain employees and contractors of Company who work in Company's network operations division and listed on Schedule 4.10(a) attached hereto, and any reference herein to "Direct Employees" shall mean only the Company employees on Schedule 4.10(a) without any reference to the independent contractors.

               "Sublease Agreement" shall mean that agreement of sublease between Company and Provider, a form of which is attached hereto as Exhibit C, which provides for Provider to sublease certain space from Company in Company's Yorktown Heights, New York facility.

               "Transition Services Agreement" shall mean that certain transition services agreement between Company and Provider, a form of which is attached hereto as Exhibit B, which will, among other things, require Company to provide certain support efforts and administrative assistance to Provider and to continue to manage some or all of the Network Assets, from July 1, 1997 through or prior to December 31, 1997.


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                                   ARTICLE II
                               TRANSFER OF ASSETS

     (a) Upon the terms and subject to the conditions contained herein, the Company will sell, convey, transfer, assign and deliver the Assets to Provider, free and clear of all Encumbrances, except the Permitted Encumbrances, in a Conveyance and Assignment Agreement dated as of July 1, 1997 in the form of Exhibit D hereto. With respect to those assets transferred in the form of leases described in Schedule 2, Provider shall acquire such assets subject to such leases, and shall also assume all liability related to such leases. Company and Provider agree that the consideration for the Assets will be the execution by Provider of the Full Service Agreement.

     (b) Provider shall not buy any Assets other than those contemplated by this Agreement, and Provider shall not assume or agree to pay, perform or discharge any Encumbrance, liabilities or obligations of Company, whether accrued, absolute, contingent or otherwise, except as specifically provided for in this Agreement.

     (c) Notwithstanding any provision herein to the contrary Provider will assume leases for five (5) 3745/46s as referenced in the Memorandum dated June 17, 1997 from Company to Kwok Li, which 3745/46s connect Proteon 600 to TPF specifically for SNA traffic designated for Prodigy Classic subscribers' direct access, subject to Provider's review of the respective leases encumbering such 3745/46s. In addition, Provider will assume NCP licenses and maintenance contracts associated with such 3745/46s, subject to Provider's review of the respective licenses and maintenance contracts. Any other 37XX network-related equipment which is located at Yorktown as of June 24, 1997 and which has related leases, licenses or maintenance contracts shall be identified on Schedule 2(c) by Company no later than June 30, 1997. Company shall transfer such Assets, and Provider shall assume the obligations associated with such Assets, and Company will reimburse Provider for Provider's costs associated with Provider's assumption of leases, licenses or maintenance contracts related to such obligations, plus 10%, subject to Provider's review of the respective leases, licenses and maintenance contracts.

     (d) Provider does not agree to assume and will not assume any obligations of Company which relate to any Asset which obligations are not disclosed on
Schedule 2.(c), as amended, or Schedule 4.3, as amended.

     (e) Schedule 3 contains a list of new network related assets which are in Company's possession but are not included in the definition of Assets, and for which Company has not yet executed contracts for purchase or lease with the respective vendors. Company will transfer right of possession of such assets on the Closing Date and Provider will assume the payment obligations for such assets upon receipt.

                                  ARTICLE III
                                    CLOSING

     To effect the transfer referred to in Article II, Company shall, on or before the Closing Date, deliver the following:

                  (a) Company shall deliver all documents required to be delivered pursuant to Article VIII.

                  (b) Prior to Closing, Company shall deliver all Schedules referenced herein which

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                         are not attached hereto and, on the Closing Date.

                  (c) All instruments and documents executed and delivered to Provider pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Provider. All instruments and documents executed and delivered to Company pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Company.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Provider as follows:

     4.1 Organization of Company and Authority Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Company is duly qualified to do business and is in good standing in the State of New York and each other foreign jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on the business or financial condition of Company. Company has all necessary corporate authority to enter into this Agreement, the Full Service Agreement, the Transition Services Agreement and the Sublease Agreement, and has taken all necessary corporate action to execute each such agreement and to consummate all the transactions
contemplated hereby and to perform its obligations thereunder.   This Agreement,
the Full Service Agreement, the Transition Services Agreement and the Sublease Agreement, are each duly executed and delivered by Company and each is the valid and binding obligation of Company, enforceable against it in accordance with its terms.

     4.2 Absence of Certain Changes or Events. Since December 31. 1996, solely with respect to the Assets, and except as disclosed in Schedule 4.2(a), there has not been any:

         (a) change in Company's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or operations, or change which has, individually or in the aggregate, had a material adverse effect on the Company's Network Business, other than matters disclosed on Schedule 4.2(a) and those relating to (i) changes previously disclosed to Provider, (ii) matters of public knowledge relating to Company, and (iii) to Company's industry in general;

         (b) sale, assignment or transfer of any of the Network Assets of Company, individually or in the aggregate, other than in the ordinary course of business;

         (c) cancellation of any indebtedness or waiver of any rights of significant value to the network division of Company;

         (d) damage, destruction or loss not covered by insurance materially adversely affecting the properties, business or prospects of Company;


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         (e) declaration or payment of distributions or dividends with respect to any stockholder of Company, except a repayment of a loan to Mr. Greg Carr in the approximate amount of six million dollars ($6,000,000.00);

         (f) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Financial Statements, or incurred in the ordinary course of business and consistent with past practice;

         (g) indebtedness incurred by Company for borrowed money or any commitment to borrow money entered into by Company, or any loans made or agreed to be made by Company except in connection with certain loans made or to be made by the Company by Banco Inbursa and others; and

         (h) agreement by Company to do any of the foregoing.

     4.3 Title to Assets and Value of Assets. Except for the Encumbrances as disclosed in Schedule 4.3, Company has good and marketable title to the Network Assets and the Fixtures, Equipment and Facilities free and clear of any Encumbrances. Company has in all respects performed all the obligations required to be performed by it with respect to all assets leased by it through the Closing Date, except where the failure to perform would not have a material adverse effect on the business or financial condition of Company. The book value of the Network Assets is not greater than $14,000,000 as of May 31, 1997.

     4.4 No Conflict or Violation. Except as disclosed in Schedule 4.4, neither the execution nor delivery of this Agreement, the Full Service Agreement, the Transition Services Agreement, the Sublease Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Company's Certificate of Incorporation or Bylaws, as amended, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which Company is a party or by which the Assets are bound, which breach or default would have a material adverse effect on the business or financial condition of Company, (c) a violation by Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Company or the ability of Company to consummate the transactions contemplated hereby, or (d) an imposition of any Encumbrance, restriction or charge on the business of Company or any of the Assets.

     4.5. Financial Statements. Except as otherwise set forth therein, the Financial Statements present fairly, in all material respects, Prodigy, Inc.'s assets, liabilities and financial condition as of the dates indicated and results of operations for the periods indicated in accordance with generally accepted accounting principles consistently applied.

     4.6 Litigation. Except as disclosed in Schedule 4.6, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures, or routine uncontested claims for benefits under any employee benefit plan), arbitral action or investigation (collectively, "Actions") pending, threatened, anticipated against or relating to (i) any Employee Benefit Plan (as hereinafter defined) or any fiduciary or administrator thereof, (ii) the transactions contemplated by this Agreement, or (iii) the Company in general. Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or


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governmental agency, and there are no unsatisfied judgments against Company or the business or activities of Company. There is not a reasonable likelihood of an adverse determination of any pending Actions which would, individually or in the aggregate, have a material adverse effect on the business or financial condition of Company, this Agreement, the Full Services Agreement or the Transition Services Agreement.

     4.7 Liabilities. Except as disclosed on Schedule 4.7, Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) liabilities which are reflected and reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 1996, (iii) liabilities arising under contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments arising in the ordinary course of business which because of the dollar amount or other qualifications (including rights of termination) are not material to Company, and (iv) the Permitted Encumbrances.

     4.8 Compliance with Law. The Company is in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not have a material adverse effect on the business or financial condition of Company or the transactions contemplated by this Agreement. The Company has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such laws, statutes, ordinances or regulations, where the failure to comply would have a material adverse effect on the business or financial condition of Company or the transactions contemplated by this Agreement, and Company has no reason to anticipate that any presently existing circumstances are likely to result in any such violation which would, individually or in the aggregate, have a material adverse effect on the business or financial condition of Company, or the transactions contemplated by this Agreement.

     4.9 Proprietary Rights. No proceedings have been instituted against or notices received by Company alleging that Company's use of any of its registrations of trademarks and of other marks, trade names or other trade rights, pending applications for any such registrations, and its patents and copyrights and all pending applications therefor, and all other trade secrets, designs, plans, specifications and other proprietary rights owned by Company that are material to the business of Company (collectively, "Proprietary Rights") infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

     4.10   Employee and Independent Contract Matters.

            (a) Cash Compensation. Schedule 4.10(a) contains a complete and accurate list, as of the Effective Date, of the names, titles and current rate of compensation, including without limitation wages, salaries, bonuses (discretionary and formula), hourly or monthly rates and other cash compensation (the "Cash Compensation") of the Personnel. In addition, Schedule 4.10(a) contains a complete and accurate description of any promised increases, in Cash Compensation of Personnel that have not yet been effected.

            (b) Compensation Plans. Schedule 4.10(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by Company or to which Company contributes on behalf of the Direct Employees (other than Employee Benefit Plans (as defined in
Section 4.11(a)), including those that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.


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         (c) Employment and Independent Contractor Agreements. Schedule 4.10(c)
contains a complete and accurate list of all employment and independent contractor agreements (the "Employment and Independent Contractor Agreements") to which Company is a party with respect to Personnel, including without limitation employee leasing agreements, employee services agreements and non-competition agreements.

         (d) Employee Policies and Procedures. Schedule 4.10(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to the Direct Employees. Prior to the Effective Date, Company will provide Provider a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Subject to applicable law, each of the Employee Policies and Procedures can be amended or terminated at will by Company.

         (e) Unwritten Amendments. Except as disclosed in Schedule 4.10(e), no unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any, Cash Compensation, Compensation Plans, Employment and Independent Contractor Agreements or Employee Policies and Procedures.

         (f) Labor Compliance. Except as disclosed in Schedule 4.10(f),
Company (i) has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours relating to the Personnel, and
(ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing relating to the Personnel. Company has not to its knowledge engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or disability in its employment conditions or practices relating to the Personnel. With respect to the Personnel, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or disability discrimination charges or complaints pending, or to the knowledge of Company threatened, against Company before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist or (ii) existing or, to the knowledge of Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Company, nor does Company know of any basis therefor.

         (g) Unions. Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. None of the Personnel are represented by any union, labor organization or collective bargaining unit. To the knowledge of Company, the Personnel have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

         (h) Aliens. All of the Personnel are citizens of, or are authorized to be employed in, the United States.

     4.11   Employee Benefit Plans.

         (a) Identification. Schedule 4.11(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by Company or to which Company contributes on behalf of the Direct Employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of the Direct Employees within the three years preceding the date hereof (the "Employee Benefit Plans"). Company will provide Provider with copies of all summary plan descriptions and


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summaries of material modifications. Each of the Employee Benefit Plans can be terminated or amended at will by Company. No unwritten amendment exists with respect to any Employee Benefit Plan.

         (b) Retirees. Schedule 4.11(b) contains a complete and accurate list of any obligation or commitment of Company to provide medical, dental or life insurance benefits to or on behalf of any Direct Employee who may retire.

         (c) Claims and Litigation. No pending, or to the knowledge of Company threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal uncontested benefit claims filed by participants or beneficiaries.

     4.12 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.13 No Brokers. Neither Company nor any affiliate of Company has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Provider to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.14 No Other Agreements or Negotiations to Sell the Assets of Company. Company has no legal obligation, absolute or contingent to, and is not in negotiations with, any other person or business entity to sell any of the Assets.

     4.15 Environmental and Safety Matters. None of the Assets are currently in violation of, or subject to, any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any laws or regulations pertaining to health, safety or the environment (collectively, "Health and Safety Laws"). To the knowledge of Company, the Assets have never been used in a manner that would be in violation of any Health and Safety Laws.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PROVIDER

     Provider hereby represents and warrants to Company as follows:

     5.1 Organization of Provider. Provider is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to conduct its business as it is presently being conducted, and to own and lease its properties. On or before December 31, 1997, Provider will be duly qualified to do business and be in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on the business or financial condition of Provider.

     5.2 Authorization. Provider has all necessary corporate authority to enter into this Agreement, the Full Service Agreement, the Transition Services Agreement and the Sublease Agreement and has taken all necessary corporate action to enter into each such agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement, the Full


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Service Agreement, the Transition Services Agreement and the Sublease Agreement
each have been duly executed and delivered by Provider and each is the valid and binding obligation of Provider, enforceable against it in accordance with its terms.

     5.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Provider in connection with the execution, delivery and performance of this Agreement, the Full Service Agreement, the Transition Services Agreement and the Sublease Agreement and the consummation of the transactions contemplated hereby. Based on the good faith determination by the Board of Directors of Provider with respect to the value of the Assets transferred hereby, and representations from Company regarding the Network Assets, no filing or notice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended, shall be necessary in connection with the transactions contemplated hereby.

     5.4 No Brokers. Neither Provider, nor any affiliate of Provider has entered into or will enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     5.5 No Conflict or Violation. Neither the execution and delivery of this Agreement, the Full Service Agreement, the Transition Services Agreement, the Sublease Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Provider, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Provider is a party which breach or default would have a material adverse effect on the business or financial condition of Provider or its ability to consummate the transactions contemplated hereby or (c) a violation by Provider of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Provider or its ability to consummate the transactions contemplated hereby.

     5.6 Litigation. "Provider has received no notice of any Actions, or, to the knowledge of Provider, threatened or anticipated Actions, relating to the transactions contemplated by this Agreement or the operations of Provider. Provider is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Provider, its business or activities.

     5.7 Due Diligence. The due diligence material, ("Material") provided by Provider to Company under cover dated June 17, 1997, and letter dated June 23, 1997 addressed to Company from Provider, and the Subscription Agreements dated June 24, 1997 from Kwok Li and Jeong Kim, L.L.C. to Provider are true and accurate in all material respects except as revised and provided to Company thereafter. However, Provider makes no representation with respect to the financial statements and projections included in the Material, except that it was prepared in good faith and do in fact represent Provider's intended business plan. Company shall not have any claim against Provider arising out of the furnishing of the Material.



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                                   ARTICLE VI

            ACTIONS BY COMPANY AND PROVIDER PRIOR TO THE CLOSING DATE


     Company and Provider covenant as follows from the Effective Date through the Closing Date:

     6.1 Consents and Reasonable Commercial Efforts. Company will, as soon as possible, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary on Company's part to authorize, approve or permit the sale, conveyance, assignment or transfer of the Assets and Provider shall cooperate with Company with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable commercial efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     6.2 Notification of Certain Matters. Company shall give prompt notice to Provider, and Provider shall give prompt notice to Company, of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such Company or Provider, respectively, contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof through July 1, 1997. Company or Provider, as the case may be, shall give prompt notice to the other party hereto of the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable commercial efforts to remedy same. Provider hereby acknowledges receipt of notice that shortly after the execution of this Agreement, Company will terminate its various agreements with Advantis.

     6.3 Employee Matters. Company shall not, without the prior written approval of Provider, except as required by law:

                  (a)    increase the Cash Compensation of any Personnel;

                  (b) enter into, adopt, amend or terminate any Compensation Plan, Employment Agreement, Employee Policies and Procedures or Employee Benefit Plan;

                  (c)    institute any employment-related litigation;

                  (d) enter into any agreement with any union, labor organization or collective bargaining unit; or

                  (e) take any action that could deplete the assets of any Employee Benefit Plan, other than routine payment of benefits in the ordinary course to participants and beneficiaries.

     6.4 Business Operations. Company shall operate its business in the ordinary course and will not introduce any new method of management or operation. Company shall use its reasonable commercial efforts to retain its present suppliers and customers so that they will continue their relationship with Provider after Closing. Company shall not take any action that could materially adversely affect the condition (financial or otherwise) of the Company without the prior written consent of Provider.

     6.5 Risk of Loss. The Company shall have the risk of loss with respect to the Assets until the transfer of the Assets to Provider on the Closing Date.


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                                   ARTICLE VII
                       CONDITIONS TO COMPANY'S OBLIGATIONS

     The obligations of Company herein to transfer the Assets to Provider on the Closing Date are subject, in the discretion of Company, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1 Representations, Warranties and Covenants. All representations and warranties contained in Article V of Provider contained in this Agreement shall be true and correct in all respects at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and Provider shall have performed in all respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date. There shall be delivered to Company a certificate to the foregoing effect.

     7.2 Consents. To the best of Company's ability, all consents, approvals and waivers from governmental authorities and other parties necessary to permit Company to transfer the Assets to Provider as contemplated hereby shall have been obtained.

     7.3 No Governmental Proceedings or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a material adverse effect upon Company if the transactions contemplated hereunder are consummated.

     7.4 Certificates. Provider will furnish Company with such certificates of its officers to evidence compliance with the conditions set forth in this
Article VII as may be reasonably requested by Company.

     7.5 Full Service Agreement and Transition Services Agreement. Company shall have received a Full Service Agreement, Transition Services Agreement and Sublease Agreement executed by Provider.

     7.6 No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Provider shall have occurred.

                                  ARTICLE VIII
                      CONDITIONS TO PROVIDER'S OBLIGATIONS

     The obligations of Provider to purchase the Assets as provided hereby are subject in the discretion of Provider, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     8.1 Representations, Warranties and Covenants. All representations and warranties contained in Article IV of Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and Company shall have performed in all respects all agreements and covenants required


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hereby to be performed by it prior to or at the Effective Date. There shall be delivered to Provider certificates to the foregoing effect.

     8.2 Consents. To the best of Provider's ability, All consents, approvals and waivers from governmental authorities and other parties necessary to permit Company to transfer the Assets to Provider as contemplated hereby shall have been obtained.

     8.3 Opinion. Counsel to Company shall have delivered to Provider its legal opinion, dated as of the Closing Date, in form and substance satisfactory to counsel for Provider.

     8.4 No Material Adverse Change. Except as disclosed on the schedules attached hereto, no material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Company shall have occurred since the date of the most recent audited balance sheet included in the Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of Company.

     8.5 Due Diligence Review. Provider and its accounting, financial and legal advisors, shall have been furnished timely all Schedules and other documents required to be provided by Company under this Agreement. Provider and its accounting, financial and legal advisors shall have completed a review of such information, and the results of such review shall be satisfactory to Provider in its sole discretion.

     8.6 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a materially adverse effect upon the value of the Assets, the Company or Provider if the transactions contemplated hereunder are consummated.

     8.7 Employee Compensation and Benefits. Proof that, as of the Effective Date Company is current on all obligations to Personnel for any and all amounts then accrued relating to all Cash Compensation, Compensation Plans, Employment and Independent Contractor Agreements and Employee Benefit Plans as applicable.

     8.8 Supplier Verification. Verification by Provider that Company's vendors, suppliers, licensors, lessors and other like entities that Company does business with, as chosen or selected by Provider, will continue to supply or provide Provider with the same or similar terms as those currently available to Company.

     8.9 Full Service Agreement, Transition Services Agreement and Sublease Agreement. Provider shall have received a Full Service Agreement, Transition Services Agreement and Sublease Agreement executed by Company.

     8.10 Certificates and Schedules. Company shall furnish Provider (i) such certificates of the respective officers of Company to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Provider, (ii) bringdown certificates of the respective officers of Company that all Schedules and all representations and warranties of Company as of Closing are accurate and complete, and (iii) updated Schedules, if necessary, including but not limited to Financial Statements with a signed report from Coopers & Lybrand L.L.P.



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     8.11   Conveyance and Assignment Agreement. Provider shall have received
Conveyance and Assignment Agreement dated as of July 1, 1997 executed by Company, in the form of Exhibit D.

                                   ARTICLE IX
             ACTIONS BY COMPANY AND PROVIDER AFTER THE EFFECTIVE DATE

     9.1 Books and Records. Company and Provider agree that any books, records and files relating to the Assets which are in existence prior to Effective and within the possession of Company or available to it, shall be available to either party (at its expense) for inspection and to make copies of the same at any time upon at least ten (10) days written notice during business hours for any proper purpose.

     9.2 Further Assurances. On and after the Effective Date, Company and Provider will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, vesting in Provider ownership, possession and use of the Assets.

     9.3 Updated Network Assets Schedule. Prior to or on the Closing Date, Company will furnish Provider with an updated Schedule 1.1(b) Network Assets and
Schedule 4.3 Permitted Encumbrances. Company agrees that the updated Schedule 1.1(b) will not materially increase the book value of the assets listed on
Schedule 1.1(b) furnished to Provider as of the Effective Date. Company further agrees that the updated Schedule 4.3 shall not include material Encumbrances which were not listed on Schedule 4.3 furnished to Provider on the Effective Date, other than maintenance contracts and software licenses.

     9.4 Solicitation of Employees. From and after the date of this Agreement for a period of one year after the Effective Date, (i) Company shall not, and shall cause any affiliate not to, actively solicit the employment of any current employee or independent contractor of Provider, and (ii) Provider shall not, and shall cause any affiliate not to, actively solicit the employment of any current employee or independent contractor of Company, other than the Personnel.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 Survival of Representations, Etc. The representations and warranties of Company and Provider contained herein shall survive the Effective Date until December 31, 1998.

     10.2 Indemnification Company shall indemnify Provider against, and hold Provider harmless from, any damage, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of the breach of any warranty or representation of Company contained in this Agreement. Provider shall indemnify and hold Company harmless from any Damages arising out of the breach of any warranty or representation of Provider contained in this Agreement. There shall be a $100,000 per claim deductible for any Damages sustained by Company or Provider and covered by this indemnity. Limitations upon scope Of Indemnification herein contained are not intended to affect any other rights or remedies that may be available to the parties.

     10.3 Indemnification Procedures. (a) Upon Provider becoming aware of a fact, condition or


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event which constitutes a breach of any of the representations or warranties of
Company contained herein, if a claim for Damages in respect thereof is to be made against Company under this Article X, Provider will with reasonable promptness notify Company in writing of such fact, condition or event. If such fact, condition or event is the assertion of a claim by a third party, Company will be entitled to participate in the defense against such claim, provided that Company and its counsel shall proceed with diligence and in good faith with respect thereto and shall in no way interfere with Provider's defense. If Company acknowledges its obligation to indemnify Provider hereunder, then it shall have the right to assume and control the defense of this action.

         (b) Upon Company becoming aware of a fact, condition or event which constitutes a breach of any of the representations or warranties of Provider contained herein, if a claim for Damages in respect thereof is to be made against Provider under this Article X, Company will with reasonable promptness notify Provider in writing of such fact, condition or event. If such fact, condition or event is the assertion of a claim by a third party, Provider will be entitled to participate in or take charge of the defense against such claim, provided that Provider and its counsel shall proceed with diligence and in good faith with respect thereto. If Provider acknowledges its obligation to indemnify Company hereunder, then it shall have the right to assume and control the defense of this action.

         (c) The indemnitor shall not settle or resolve any action without the indemnitee's prior written consent, which shall not be unreasonably withheld. The overall liability of Company and Provider pursuant to this paragraph 10.3 shall in no event exceed two million five hundred thousand dollars ($2,500,000.00) each.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Company without the prior written consent of Provider, or by Provider without the prior written consent of Company, except that Provider shall have the right to assign its rights and obligations hereunder to any affiliate of Provider, provided that such assignee assumes all of Provider's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     11.2 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:


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             If to Company:

             Prodigy Services Corporation
             445 Hamilton Avenue
             White Plains, NY 10601
             Attn: President

             with a Copy to:

             Prodigy Services Corporation
             445 Hamilton Avenue
             White Plains, New York 10601
             Attn: General Counsel
                   (email: notices@prodigy.com)

             If to Provider:

             SplitRock Services, Inc.
             2170 Buckthorne, Suite 350
             The Woodlands, Texas 77380
             Attn: William R. Wilson

             with a copy to:

             Carole R. Riggs
             Campbell & Riggs, P. C.
             1980 Post Oak Boulevard, Suite 2300
             Houston, Texas 77056-3810

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

     11.3 Choice of Law and Forum Selection. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas without regard to conflict of law rules, except with respect to matters of law concerning the internal corporate affairs of any party, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Any action or proceeding brought under this agreement shall be brought in the federal and state courts located in Harris County, Texas.

     11.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


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     11.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.8 Expenses. Except as specifically provided herein, Company and Provider will each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     11.9 Limitation of Remedies. In the event of a breach of contract claim of the Full Service Agreement, Company hereby waives any claim it may have for failure of consideration, insufficient consideration, lack of consideration or similar claim which could result in the transfer of the assets, as herein contemplated, becoming void or nullified, or result in title to the assets vesting in Company, and Company hereby covenants not to sue Provider for any such claim.

     11.10 Publicity. Neither party shall issue any press release or make any public statement, either prior to or after the Effective Date, regarding the transactions contemplated hereby prior to the Effective Date, without the prior approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after Effective Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

PRODIGY SERVICES CORPORATION                        SPLITROCK SERVICES, INC.
  ("Company")                                       ("Provider")

By:  /s/ PAUL W. DELALEY                            By: /s/ WILLIAM R. WILSON
   -------------------------                           -------------------------
Name : Paul W. Delaley                              Name : William R. Wilson
Title: President                                    Title: President


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